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                                                                   Exhibit 10.10

             MASTER FIBER NETWORK AND COLOCATION SERVICES AGREEMENT
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     This MASTER FIBER NETWORK AND COLOCATION SERVICES AGREEMENT (the
"Agreement") is entered into as of January 10, 2000 by and between
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StorageNetworks, Inc. ("Purchaser"), a Delaware corporation and Global Crossing
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USA Inc. ("Supplier"), a Delaware corporation. Purchaser and Supplier are
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sometimes referred to herein individually as a "Party" and collectively as
                                                -----
"Parties."
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     WHEREAS, Purchaser is in the business of data storage services; and

     WHEREAS, Supplier is in the business of providing a broad range of telecommunications services, including high-speed broadband communications and data services to consumers on a national and international basis.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1.  Preferred Provider Relationship.  When used herein, provisions to the
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effect that Supplier will be the "Preferred Provider" with respect to any
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collaboration, products and/or services (collectively "Services") means that (a)
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Purchaser will always first request Supplier to furnish such Services, (b)
Supplier will offer to furnish such Services to the extent practical and available and (c) Purchaser will utilize Supplier for such Services unless (i) Supplier rejects supplying or states that it is unable to meet Purchaser's Service needs or (ii) Purchaser is able to enter into a Superior Arrangement for such Services. A "Superior Arrangement" for any Service means that Purchaser is
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able to enter into an arrangement for such Service (i) with a company that is qualified, capable of providing the Services and creditworthy and (ii) such other company is offering to provide Services comparable to those offered by Supplier on terms that are substantively more favorable than those offered by Supplier, when such terms are considered in their totality. In comparing the collection of Services and terms offered, the collection of terms must be considered, including price, delivery terms and schedule, payment terms, functionality, volume, coverage, technology and/or additional offered enhancements, all considered in their totality. Services and terms are not comparable if a company is offering to provide only select Services or to work in only select markets (unless Supplier is unable to provide such Services or to service such market in which event Purchaser may select an alternative supplier for such Services and/or markets) and Supplier's offer covers more services and more markets. For the avoidance of doubt, it is understood that Purchaser will not "cherry-pick" among suppliers of Services if Supplier is offering substantially the same Services on reasonable terms.

     If Purchaser believes that it has an offer for a Superior Arrangement for Services, it will promptly provide Supplier notice thereof, giving Supplier the specifics of such offer and an opportunity to compare the collection of Services and terms being offered. Within five (5) business days after receipt of such notice (the "Response Period"), Supplier may either (1) offer substantially comparable terms (when taken as a totality) to the proposed Superior
Arrangement, (2) decline to provide such Services or (3) object to Purchaser's characterization of such offer as
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                                                                               2

a Superior Arrangement, in which case the parties shall, within a reasonable period of time (and in any event no later than five (5) business days after the date of such objection) meet to discuss and resolve such objections. If Supplier fails to respond within the aforementioned Response Period or if Supplier chooses not to provide the proposed Services pursuant to clause (2) of the preceding sentence, Purchaser may purchase the proposed Services from the alternative supplier offering the Superior Arrangement subject to the following sentence. Purchaser shall not purchase any of the Services subject to the proposed Superior Arrangement, except on terms and prices at least as favorable to Purchaser as in such proposed Superior Arrangement.

     2. Provision of Services.  Purchaser hereby agrees to use Supplier as
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Purchaser's Preferred Provider for any future colocation space (other than data center space) Purchaser requires and for all of Purchaser's future long-haul fiber network and transmission service needs. Any Services provided hereunder by Supplier will be supplied pursuant to mutually acceptable agreements for such Services.

     3. Network Sharing Strategy.  The Parties hereby agree to cooperate in
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good faith to develop a coordinated local loop strategy which, among other things, will enable the Parties to maximize the local loop capacity available to each of them for the use of their respective customers.

     4. Confidentiality and Publicity.  Neither party may disclose the terms of
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this Agreement or its existence, except to the extent required by law, rule or regulation and except that each Party shall have the right to disclose the terms of this Agreement to its agent and representatives, to creditors, shareholders and investors and to any investment bank retained by each Party, subject to their agreement to keep the terms and the existence of this Agreement confidential. Subject to any applicable requirements of applicable federal, state or local laws or regulations of the United States, including without limitation the Federal Bankruptcy Code, no party hereto will make or cause to be made, whether orally, in writing or otherwise, any public announcement or statement to the news media or the investment or business communities with respect to the transactions contemplated by this proposal or any of the provisions hereof without the prior written consent of the other party.

     5. Governing Law.  This Agreement is being delivered and is intended to be
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performed in the State of New York, and shall be construed and enforced in accordance with, and the rights of parties shall be governed by, the laws of such State. Jurisdiction and venue for any action hereunder shall exclusively be in the Borough of Manhattan, the City of New York.

     6. Entire Agreement and Severability; Conflicts.  This Agreement
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constitutes the entire agreement between the Parties with respect to the subject matter hereof. Any provision hereof that is determined by a court of competent jurisdiction to be invalid or unenforceable shall be severed from the remaining provisions hereof and shall not affect the validity or enforceability of the remaining provisions.

     Notwithstanding the foregoing or anything else contained herein, nothing herein shall affect any of the parties' rights or obligations under the Definitive Agreement for Joint Marketing
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                                                                               3

Services, dated as of October 29, 1999 between an affiliate of Supplier and Purchaser (the "Joint Marketing Agreement"). In the event of any conflict between the terms hereof and the Joint Marketing Agreement, the terms of the Joint Marketing Agreement shall control.

     7. Effectiveness; Term.  This Agreement shall become effective ("Effective
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Date") upon the closing of the transactions contemplated by the Purchase
Agreement among Purchaser, Supplier and certain other investors for Purchaser's Series C Convertible Preferred Stock. This Agreement shall have an initial term of three (3) years from the Effective Date and shall be renewed automatically for an additional three-year term unless, at least 60 days but not more than 90 days prior to the expiration of the initial term, either party notifies the other party in writing of its desire to terminate this Agreement as of the end of the initial term.

     8. Counterparts.  This Agreement may be executed in any number of
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counterparts, including facsimile counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

     9. Assignment.  Neither party to this Agreement may assign or otherwise
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transfer its rights or obligations under this Agreement without the prior written consent of the other party, which consent may be withheld in such party's sole and absolute discretion. Notwithstanding the foregoing, Supplier may assign this Agreement to an affiliate, subject to providing the other party with two days advanced written notice.
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     IN WITNESS WHEREOF, the parties hereto have executed this Master Fiber
Network and Colocation Services Agreement on this 10th day of January, 2000, effective as of the date specified in the first paragraph of this Agreement.


                                             STORAGENETWORKS, INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:


                                             GLOBAL CROSSING USA INC.


                                             By: /s/ ILLEGIBLE
                                                -----------------------------
                                                Name:
                                                Title:
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     IN WITNESS WHEREOF, the parties hereto have executed this Master Fiber
Network and Colocation Services Agreement on this 10th day of January, 2000, effective as of the date specified in the first paragraph of this Agreement.


                                             STORAGENETWORKS, INC.


                                             By: /s/ Paul C. Flanagan
                                                -----------------------------
                                                Name: Paul C. Flanagan
                                                Title: Chief Financial Officer


                                             GLOBAL CROSSING USA INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title: